Exhibit 5.1

October 30, 2009

Cleco Corporation

2030 Donahue Ferry Road

Pineville, Louisiana 71360-5226

Ladies and Gentlemen:

We have acted as counsel for Cleco Corporation, a Louisiana corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance and sale from time to time of up to $300,000,000 in aggregate amount of (i) the Company’s senior debt securities (the “Senior Debt Securities”) and (ii) the Company’s subordinated debt securities (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”).

Each series of Senior Debt Securities will be issued pursuant to an indenture to be entered into between the Company and the trustee in the form of Exhibit 4.1 to the Registration Statement (the “Senior Indenture”), and each series of Subordinated Debt Securities will be issued pursuant to an indenture to be entered into between the Company and the trustee in the form of Exhibit 4.2 to the Registration Statement (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”). Each Indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

In our capacity as your counsel in the connection referred to above, we have examined as a basis for the opinions hereinafter expressed (i) the Articles of Incorporation and Bylaws of the Company, each as amended to date, (ii) the Senior Indenture and the Subordinated Indenture, (iii) originals or copies certified or otherwise identified of corporate records of the Company, including minute books of the Company as furnished to us by the Company and (iv) certificates of public officials and of representatives of the Company and statutes and other instruments or documents. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents.

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On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. With respect to a series of Senior Debt Securities, when (i) the Senior Indenture and the supplemental indenture relating to such series of Senior Debt Securities has been duly authorized and validly executed and delivered by each of the parties thereto; (ii) the Registration Statement has become effective under the Securities Act and the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (iii) the Board of Directors of the Company (the “Board”) has taken all necessary corporate action to approve and establish the terms of such series of Senior Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters; and (iv) such Senior Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and the supplemental indenture relating to such series of Senior Debt Securities and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Senior Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

2. With respect to a series of Subordinated Debt Securities, when (i) the Subordinated Indenture and the supplemental indenture relating to such series of Subordinated Debt Securities have been duly authorized and validly executed and delivered by each of the parties thereto; (ii) the Registration Statement has become effective under the Securities Act and the Subordinated Indenture has been duly qualified under the Trust Indenture Act; (iii) the Board has taken all necessary corporate action to approve and establish the terms of such series of Subordinated Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters; and (iv) such Subordinated Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and the supplemental indenture relating to such series of Subordinated Debt Securities and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) or (iii) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of federal law of the United States of America and contract law of the State of New York as in effect on the date

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hereof. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement. Additionally, we hereby consent to the reference to our Firm under the caption “Validity of Securities” in the Registration Statement. In giving such consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ BAKER BOTTS L.L.P.

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